Exhibit 1

JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

Dated: June 23, 2005

PCCW LIMITED

/s/ Alexander Anthony Arena

Signature

Alexander Anthony Arena
Group Chief Financial Officer

(Name/Title)

PCCW MOBILE HOLDING NO. 1 LIMITED

/s/ Lim Beng Jin

Signature

Lim Beng Jin
Director

(Name/Title)

PCCW MOBILE HOLDING NO. 2 LIMITED

/s/ Lim Beng Jin

Signature

Lim Beng Jin
Director

(Name/Title)